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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


        Chemical Design Holdings plc                       (United Kingdom)
        Chemical Design Inc.                               (New Jersey)
        Chemical Design International Limited              (United Kingdom)
        Chemical Design Limited                            (United Kingdom)
        Chemical Design SARL                               (France)
        Chemical Design Supplies Limited                   (United Kingdom)
        Chemical Design West Coast Inc.                    (California)
        Genetics Computer Group Inc.                       (Wisconsin)
        Health Designs, Inc.                               (New York)
        Molecular Simulations GmbH                         (Germany)
        Molecular Simulations Incorporated                 (Delaware)
        Molecular Simulations Limited                      (United Kingdom)
        Molecular Simulations SARL                         (France)
        MSI kk                                             (Japan)
        Oxford Molecular Group, Inc.                       (Delaware)
        Oxford Molecular Limited (UK)                      (United Kingdom)
        Oxford Molecular SA                                (France)
        Synopsys                                           (England)